                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Cooker Restaurant Corporation on Form S-8 of our report dated March 7, 2001 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-K of Cooker Restaurant Corporation for the year ended December 31, 2000.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
West Palm Beach, Florida


March 30, 2001